REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Hebei Xinhua Rubber Sealing Group Liuzhou Sealing Co., Ltd

We have audited the accompanying balance sheets of Hebei Xinhua Rubber Sealing Group Liuzhou Sealing Co., Ltd as of December 31, 2009 and 2008, and the related statements of operations and comprehensive income, stockholders' equity and cash flows for the years then ended. The Company’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hebei Xinhua Rubber Sealing Group Liuzhou Sealing Co., Ltd as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

/s/Morison Cogen LLP

Bala Cynwyd, Pennsylvania
March 1, 2011

HEBEI XINHUA RUBBER SEALING GROUP LIUZHOU SEALING CO., LTD
BALANCE SHEETS
AS OF DECEMBER 31, 2009 and 2008

	2009	2008
ASSETS

CURRENT ASSETS
Cash & cash equivalents	$704,730	$145,662
Accounts receivable, net	85,868	172,627
Notes receivable	684,321	-
Due from related party	101,747	600,019
Prepaid expenses and other receivables	261,570	181,853
Inventory	1,002,414	326,732

Total current assets	2,840,650	1,426,893

PROPERTY AND EQUIPMENT, net	1,364,502	1,284,881

INTANGIBLE ASSETS, net	2,526	3,365

CONSTRUCTION IN PROGRESS	11,187	7,360

TOTAL ASSETS	$4,218,865	$2,722,499

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$600,099	$288,342
Bill payable	630,107	86,618
Accrued liabilities and other payables	49,420	54,956
Short-term loans	1,025,160	1,463,143
Taxes payable	264,975	26,636

Total current liabilities	2,569,761	1,919,695

SUBSIDY RECEIVED IN ADVANCE	179,403	-

STOCKHOLDERS' EQUITY
Paid in capital	635,219	635,219
Statutory reserve	73,597	7,010
Accumulated other comprehensive income	98,911	97,886
Retained earnings	661,974	62,689

Total stockholders' equity	1,469,701	802,804

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$4,218,865	$2,722,499

The accompanying notes are an integral part of these financial statements

HEBEI XINHUA RUBBER SEALING GROUP LIUZHOU SEALING CO., LTD
STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	FOR THE YEARS ENDED
	DECEMBER 31,
	2009	2008

Net sales	$5,782,491	$3,504,673

Cost of goods sold	4,235,781	2,981,488

Gross profit	1,546,710	523,185

Operating expenses
Selling expenses	148,190	68,813
General and administrative expenses	391,238	207,717

Total operating expenses	539,428	276,530

Income from operations	1,007,282	246,655

Non-operating income (expenses)
Financial expense	(123,419)	(178,187)
Other income	5,035	19,512
Other expenses	(1,069)	(462)

Total non-operating expenses	(119,453)	(159,137)

Income before income tax	887,829	87,518

Income tax expense	221,957	21,879

Net income	$665,872	$65,639

Other comprehensive item
Foreign currency translation	1,025	48,424

Comprehensive Income	$666,897	$114,063

The accompanying notes are an integral part of these financial statements

HEBEI XINHUA RUBBER SEALING GROUP LIUZHOU SEALING CO., LTD
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED DECEMBER 31,2009 AND 2008

	Paid in capital	Statutory reserves		Accumulated other comprehensive income	Retained earnings	Total

Balance at January 1, 2008	$635,219	$		$49,462	$4,060	$688,741

Net income for the year	-		-	-	65,639	65,639

Transfer to statutory reserves	-		7,010	-	(7,010)	-

Foreign currency translation gain	-		-	48,424	-	48,424

Balance at December 31, 2008	635,219		7,010	97,886	62,689	802,804

Net income for the year	-		-	-	665,872	665,872

Transfer to statutory reserves	-		66,587	-	(66,587)	-

Foreign currency translation gain	-		-	1,025	-	1,025

Balance at December 31, 2009	$635,219		$73,597	$98,911	$661,974	$1,469,701

The accompanying notes are an integral part of these financial statements

HEBEI XINHUA RUBBER SEALING GROUP LIUZHOU SEALING CO., LTD
STATEMENTS OF CASH FLOWS

	FOR THE YEARS ENDED
	DECEMBER 31,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$665,872	$65,639
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	167,253	141,950
Allowance on accounts and other receivables	319	1,138
Gain on sale of fixed assets	(477)	-
(Increase) decrease in current assets:
Accounts receivable	87,321	(161,190)
Notes receivable	(684,040)	-
Prepaid expenses and other receivables	(80,269)	(102,567)
Due from related party	498,630	(475,271)
Inventory	(675,100)	(90,615)
Increase (decrease) in current liabilities:
Accounts payable	311,360	187,700
Bill payable	543,185	(446,070)
Accrued liabilities and other payables	(5,586)	(6,507)
Taxes payable	238,216	(4,940)

Net cash provided by (used in) operating activities	1,066,684	(890,733)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property & equipment	(246,843)	(85,166)
Construction in progress	(3,820)	(3,759)
Proceeds from sale of property & equipment	2,526	-

Net cash used in financing activities	(248,137)	(88,925)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from / (Repayment to) short term loans	(439,175)	575,946
Proceeds from long term loan	179,330	-

Net cash (used in) provided by financing activities	(259,845)	575,946

EFFECT OF EXCHANGE RATE CHANGE ON CASH & EQUIVALENTS	366	29,241

NET INCREASE (DECREASE) IN CASH & EQUIVALENTS	559,068	(374,471)

CASH & EQUIVALENTS, BEGINNING OF YEAR	145,662	520,133

CASH & EQUIVALENTS, END OF YEAR	$704,730	$145,662

Supplemental disclosures of cash flow information:
Cash paid for interest expense	$123,419	$178,187
Cash paid for income tax	$8,277	$-

The accompanying notes are an integral part of these financial statements

HEBEI XINHUA RUBBER SEALING GROUP LIUZHOU SEALING CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Hebei Xinhua Rubber Sealing Group Liuzhou Sealing Co., Ltd. (the “Company” or “Liuzhou”) was incorporated in Hebei Province, People’s Republic of China (“PRC”) in 2006. Liuzhou manufactures rubber gaskets and sealants for automobile window and doors.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements were prepared in conformity with United States (“US”) generally accepted accounting principles (“US GAAP”).  The Company’s functional currency is the Chinese Renminbi (“RMB”); however the accompanying financial statements were translated and presented in US Dollars (“$”).

Use of Estimates

In preparing financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year.

Significant estimates, required by management, include the recoverability of long-lived assets, valuation of receivables and the valuation of inventories. Actual results could differ from those estimates.

Cash and Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company’s policy is to maintain reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves. The Company had allowance of $432 and $867 at December 31, 2009 and 2008, respectively.

Inventories

Inventories are valued at lower of cost or net realizable value with cost determined on a weighted average basis. Management compares the cost of inventories with the net realizable value and an allowance is made to write down inventories to net realizable value, if lower. Costs include direct material, direct labor and applicable manufacturing overhead.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized. When property and equipment is retired or otherwise disposed of, the related cost and accumulated depreciation is removed from the respective accounts, and any gain or loss is included in operations. Depreciation of property and equipment is provided using the straight-line method for substantially all assets with estimated lives of 5-10 years with salvage value of 3% - 5%.

Production Equipment	10 years
Vehicles	5 years
Office Equipment	5 years

HEBEI XINHUA RUBBER SEALING GROUP LIUZHOU SEALING CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Income Taxes

The Company follows Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 740, “Accounting for Income Taxes,” which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that were included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB ASC Topic 740, Accounting for Uncertainty in Income Taxes on January 1, 2007. As a result of the implementation of FASB ASC Topic 740, the Company made a comprehensive review of its tax positions in accordance with recognition standards established by FASB ASC Topic 740 and the Company recognized no material adjustments to liabilities or stockholders’ equity. When tax returns are filed, it is likely some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. At December 31, 2009 and 2008, the Company did not take any uncertain positions that necessitated recording of tax related liability. All tax years are may be subjected to examination.

Revenue Recognition

The Company's revenue recognition policies are in compliance with FASB ASC Topic 605. Sales revenue is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured.  No revenue is recognized if there are significant uncertainties regarding the recovery of the consideration due, the possible return of goods, or when the amount of revenue and the costs incurred or to be incurred in respect of the transaction cannot be measured reliably. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

Sales revenue represents the invoiced value of goods, net of value-added tax (“VAT”). All of the Company’s products sold in the PRC are subject to Chinese value-added tax of 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing the finished product. The Company records VAT payable and VAT receivable net of payments in the financial statements. The VAT tax return is filed offsetting the payables against the receivables. Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government.

Cost of Goods Sold

Cost of goods sold consists primarily of material costs, labor costs, and related overhead which are directly attributable to the production of the products.  Write-down of inventory to lower of cost or net realizable value is also recorded in cost of goods sold.

HEBEI XINHUA RUBBER SEALING GROUP LIUZHOU SEALING CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Shipping and Handling Costs

Shipping and handling costs related to delivery of finished goods are included in selling expenses. During the years ended December 31, 2009 and 2008, shipping and handling costs were $48,964 and $11,051, respectively.

Research and Development

Research and development costs are related primarily to the Company testing its new materials in development stage. Research and development costs are recognized in general and administrative expenses and expensed as incurred.  For the years ended December 31, 2009 and 2008, research and development expenses were $128,660 and $0, respectively.

Concentration of Credit Risk

The operations of the Company are located in the PRC.  Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

Statement of Cash Flows

In accordance with FASB ASC Topic 230, “Statement of Cash Flows,” cash flows from the Company's operations are calculated based upon local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Basic and Diluted Earnings per Share

The Company is a limited company (“LLC”) formed under the laws of the PRC. Like LLCs in the US, limited companies in the PRC do not issue shares to the owners. The owners however, are called shareholders. Ownership interest is determined in proportion to capital contributed.  Accordingly, per share data is not presented.

Fair Value of Financial Instruments

The fair value of financial instruments classified as current assets or liabilities, including cash and cash equivalents, receivables, amount due from related party, accounts payable and bills payable, approximate carrying value due to the short-term maturity of the instruments.  The carrying value of loan payable approximates fair value since the interest rate associated with the debt approximates the current market interest rate.

Foreign Currency Translation and Comprehensive Income

For financial reporting purposes, RMB were translated into US dollars (“USD”) as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet dates. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income (loss)". Gains and losses resulting from foreign currency transactions are included in income. There was no significant fluctuation in exchange rate for the conversion of RMB to USD after either balance sheet dates.

HEBEI XINHUA RUBBER SEALING GROUP LIUZHOU SEALING CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

The Company follows FASB ASC Topic 220 “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income for   2009 and 2008 included net income and foreign currency translation adjustments.

Fair Value Measurements

On January 1, 2008, the Company adopted FASB ASC Topic 820, “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measurements. The three levels are defined as follow:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

As of December 31, 2009 and 2008, the Company did not identify any assets and liabilities that are required to be presented on the balance sheet at fair value.

Segment Reporting

FASB ASC Topic 280, "Disclosures about Segments of an Enterprise and Related Information" requires use of the “management approach” model for segment reporting.  The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance.  Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

FASB ASC Topic 280 had no effect on the Company's financial statements as all of the Company's operations are conducted in one industry segment.  All of the Company's assets are located in the PRC.

New Accounting Pronouncements

As of September 30, 2009, the Company adopted Accounting Standards Update (“ASU”) No. 2009-01, “Topic 105 - Generally Accepted Accounting Principles - amendments based on Statement of Financial Accounting Standards No. 168 , “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles” (“ASU No. 2009-01”).  ASU No. 2009-01 re-defines authoritative GAAP for nongovernmental entities to be only comprised of the FASB Accounting Standards Codification™ (“Codification”) and, for SEC registrants, guidance issued by the SEC.  The Codification is a reorganization and compilation of all then-existing authoritative GAAP for nongovernmental entities, except for guidance issued by the SEC.  The Codification is amended to effect non-SEC changes to authoritative GAAP.  Adoption of ASU No. 2009-01 only changed the referencing convention of GAAP in Notes to the Financial Statements.

As of December 31, 2009, the FASB has issued Accounting Standards Updates (ASU) through No. 2009-17. None of the ASUs have had an impact on the Company’s financial statements.

HEBEI XINHUA RUBBER SEALING GROUP LIUZHOU SEALING CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Recently Issued Accounting Pronouncements Not Yet Adopted

As of December 31, 2009, there are no recently issued accounting standards not yet adopted which would have a material effect on the Company’s financial statements.

3. INVENTORY

Inventories at December 31, 2009 and 2008 were as follows:
	2009	2008
Raw materials	$304,095	$153,357
Work in process	61,914	84,586
Finished goods	636,405	73,249
Packing cost	-	15,540
Total	$1,002,414	$326,732

4.  PREPAID EXPENSES AND OTHER RECEIVABLES

Prepayment for purchase represented advance payment to suppliers and contractors for fixed assets and raw material purchase. Other receivables represented deposit and advance to employees. The balance at December 31, 2009 and 2008 was as follows:

	2009	2008
Prepaid expenses for purchase	$152,244	$168,214
Deposit	3,021	819
Advance to employees	81,939	9,532
Other prepaid expenses	24,366	3,288
Total	$261,570	$181,853

5. NOTES RECEIVABLE – BANK ACCEPTANCES

The Company sold goods to its customers and received Commercial Notes (Bank Acceptances) from them in lieu of the payments for accounts receivable.  The Company may discount the Notes with the bank or endorse the Notes to vendors, which could be for payment of their own obligations or to get cash from the third parties.  Most of the Commercial Notes have a maturity of less than six months.  At December 31, 2009 and 2008, the Company had notes receivable of $684,321 and $0, respectively.

6. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at December 31, 2009 and 2008:

	2009	2008
Equipment and machinery	$1,420,942	$1,314,639
Office equipment	169,829	55,550
Vehicle	96,505	74,834
Sub-total	1,687,276	1,445,023
Less: accumulated depreciation	(322,774)	160,142
Total, net	$1,364,502	$1,284,881

HEBEI XINHUA RUBBER SEALING GROUP LIUZHOU SEALING CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

For the years ended December 31, 2009 and 2008, the depreciation expense was $166,411 and $141,950, respectively.

7. INTANGIBLE ASSETS

The intangible assets represent a set of financial software. The balance as December 31, 2009 and 2008 was $2,526 and $3,365, respectively.  For the years ended December 31, 2009 and 2008, the amortization expense was $842 and $0, respectively.  The amortization expense for the following four years will be $674, $674, $674 and $505, respectively.

8. CONSTRUCTION IN PROGRESS

The construction in progress represented the projects for office improvement and installation of new machinery. As December 31, 2009 and 2008, the balance was $11,187  and $7,360, respectively.

9. CONCENTRATION

The Company purchased products from three major vendors during 2009 with each vendor accounting for 16%, 13%,   and 11% of total purchases, respectively. Accounts payable to these vendors was $163,056 as of December 31, 2009.  The Company had four major vendors during 2008 with each vendor accounting for 47%, 17%, 11% and 10% of total purchases, respectively.  Accounts payable to these vendors was $51,490 as of December 31, 2008.

The Company sold its products to one major customer during 2009 and 2008, which accounted for 96% and 99% of total sales, respectively. Accounts receivable from this customer was $81,926 and $173,494 as of December 31, 2009 and 2008, respectively.  This concentration could make the Company vulnerable to a near-term adverse impact, should the relationships be terminated.

10. TAXES PAYABLE

Taxes payable consisted of the following at December 31, 2009 and 2008:

	2009	2008
Income tax payable	$236,022	$22,233
VAT payable	27,415	4,127
Other	1,538	276
Total	$264,975	$26,636

11. BILL PAYABLE – BANK ACCEPTANCES

Bill payable represented the conversion of accounts payable into bill payable which were issued from bank. The Company must maintain a cash balance at the bank that at least matches the total amount of outstanding bills payable. At December 31, 2009 and 2008, the Company had bill payable of $630,107 and $86,618, respectively.

HEBEI XINHUA RUBBER SEALING GROUP LIUZHOU SEALING CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

12. DUE FROM RELATED PARTY

Due from related party represents the receivables arising from the ordinary business transactions with the related party. The related party was Heibei Xinhua Corporation, the former holding company of Liuzhou. Heibei Xinhua Corporation had 60% ownership of Liuzhou prior to December 28, 2009, at which time it transferred 58% of its ownership to one individual. The Company had amount due from this related party of $101,747 and $600,019 at December 31, 2009 and 2008, respectively.

13. SHORT TERM LOANS

The Company was obligated for the following short term loans at December 31, 2009 and 2008:

	2009	2008
From a commercial bank in the PRC for RMB 5,000,000, entered into on February 28, 2008 with maturity on February 28, 2009 and RMB 5,000,000 entered into on February 28, 2008 with maturity on February 28, 2009. The loans bore interest at 10.8% per annum. The loans were paid in full when they matured. Those loans were guaranteed by Liuzhou Credit Guarantee Co., Ltd, a company specifically providing the credit guarantees for Small and Medium-sized Enterprises. The loans were used for working capital.	$-	$1,463,143
On January 23, 2009, the Company obtained a loan from a commercial bank in PRC for RMB 5,000,000 with maturity on January 23, 2010. The loan bore interest at 5.28% per annum. The loan was guaranteed by Liuzhou Credit Guarantee Co., Ltd. The loan was used for working capital. The loan was settled on January 23, 2010.	732,257	-
On July 30, 2009, the Company obtained a loan from a commercial bank in PRC for RMB 2,000,000 with maturity on July 20, 2010. The loan bore interest at 6.9% per annum. The loan was guaranteed by Liuzhou Credit Guarantee Co., Ltd . The loan was used for working capital. The loan was settled on July 20, 2010.	292,903	-
	$1,025,160	$1,463,143

14.  SUBSIDY RECEIVED IN ADVANCE

The subsidy received in advance represented an interest free long-term loan from local government, as a support from the local government to the Company’s technology innovation and upgrading.  As of December 31, 2009 and 2008, the long term loan was $179,403 (RMB 1,225,000) and $0, respectively.

15. PAID IN CAPITAL

On November 11, 2006, the shareholders contributed $635,219 (RMB 5 million) to incorporate the Company.   As of December 31, 2009, the paid in capital was$635,219 (RMB 5 million).

16. INCOME TAXES

The Company is governed by the Income Tax Law of the PRC concerning the private-run enterprises, which was subject to tax at a statutory rate of 25% for 2008 and 2009 on income reported in the statutory financial statements after appropriated tax adjustments.

The following table reconciled the PRC statutory rates to the Company’s effective tax rate for 2009 and 2008, was:

	2009	2008
PRC statutory rates	25.0%	25.0%
Effective income tax rate	25.0%	25.0%

HEBEI XINHUA RUBBER SEALING GROUP LIUZHOU SEALING CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

As of December 31, 2009 and 2008, there were no significant temporary difference and therefore no deferred income taxes.

17. STATUTORY RESERVES

Pursuant to the corporate law of the PRC effective January 1, 2006, the Company is only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus Reserve Fund

The Company is required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital. The Company had $73,597 and $7,010 in this reserve at December 31, 2009 and 2008.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholdings or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issuance is not less than 25% of the registered capital.

Common Welfare Fund

The common welfare fund is a voluntary fund to which the Company can elect to transfer 5% to 10% of its net income. This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation. The Company did not participate in this voluntary fund.

18. CONTINGENCIES

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

19. COMMITMENTS

The Company leased its factory with lease term of six years commencing from April 20, 2007. The annual lease expense is approximately $46,000 (RMB 313,344), fixed for first two years and will be adjusted every two years.  The lease is renewable upon expiry and the Company has priority right to renew.

As of December 31, 2009, the minimum lease payment for the remaining non-cancellable lease terms are:
Period	Amount
Fiscal year 2010	$46,000
Fiscal year 2011	46,000
Fiscal year 2012	46,000
Fiscal year 2013	15,000
Total	$153,000

HEBEI XINHUA RUBBER SEALING GROUP LIUZHOU SEALING CO., LTD
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

In 2009, the Company signed contracts with several suppliers to purchase of a plant assembly line, and certain equipment. The Company also entered into two research and development projects agreements to develop new products for the Company.  The total commitment was approximately $640,000 (RMB 4,370,000) for all these contracts. As at December 31, 2009, the Company paid approximately $135,000 and committed to pay approximately $504,000 in the next two years.

20. SUBSEQUENT EVENT

The Company evaluated its subsequent events through March 1, 2011.

The Company leased its office with lease term of two years from March 8, 2010. The annual lease expense is approximately $129,000 (RMB 879,876).

The Company leased another workshop with a lease term of 3 years commencing on September 1, 2010. The annual lease expense is approximately $52,000 (RMB 353,808), fixed for first two years and will be adjusted every two years. The lease is renewable upon expiry and the Company has a priority right to renew.

The Company signed a workshop lease agreement for 17 months from October 8, 2010. The annual lease expense is approximately $9,000 (RMB 60,480). The rent will be paid quarterly.

On November 3, 2010, ORB Automotive Corporation (formerly Action Acquisition Corporation), a Cayman Islands exempted company (“ORB”), completed the acquisition of 100% of the equity interest of the Company, from the Company’s shareholders. Pursuant to the terms of the stock purchase agreement among the parties (the “Stock Purchase Agreement”), all of interests of the Company were exchanged for 2.06 million ordinary shares of ORB.  The Stock Purchase Agreement contained such representations, warranties, obligations and conditions as are customary for transactions of the type governed by such agreement.  As a result of the share exchange, the Company became a wholly owned subsidiary of ORB.